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                                                                    EXHIBIT 1.1

               6,000,000 AMERICAN DEPOSITARY SHARES REPRESENTING

                           12,000,000 ORDINARY SHARES

                              GEMINI GENOMICS PLC

                             UNDERWRITING AGREEMENT

                                                               ______ __, 2000

SG COWEN SECURITIES CORPORATION
CHASE SECURITIES INC.
As Representatives of the several Underwriters
c/o SG Cowen Securities Corporation
Financial Square
New York, New York 10005

Dear Sirs:

          1. INTRODUCTORY. Gemini Genomics plc, a public limited company organized under the laws of England and Wales (the "Company"), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 6,000,000 American depositary shares ("ADSs") representing 12,000,000 of the Company's Ordinary Shares, 5p nominal value (the "Ordinary Shares"). The aggregate of 6,000,000 ADSs so proposed to be sold are hereinafter referred to as the "Firm ADSs" and the Ordinary Shares represented by the Firm ADSs are hereinafter referred to as the "Firm Shares". The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 900,000 ADSs (the "Optional ADSs") representing 1,800,000 Ordinary Shares (the "Optional Shares"). The Firm ADSs and the Optional ADSs are hereinafter collectively referred to as the "ADSs", the Firm Shares and the Optional Shares are hereinafter collectively referred to as the "Shares" and references to ADSs include the ADRs (as defined below) evidencing such ADSs, in each case, unless the context otherwise requires. SG Cowen Securities Corporation ("SG Cowen") and Chase Securities Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

               The ADSs, evidenced by American Depositary Receipts ("ADRs"), will be issued in accordance with the Deposit Agreement (the "Deposit Agreement"), among the Company, The Bank of New York, as depositary (the "Depositary"), and the holders and beneficial owners from time to time of ADRs issued thereunder. Each ADS will represent __ Ordinary Shares deposited pursuant to the Deposit Agreement and delivered to The Bank of New York, London office, as custodian for the Depositary.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:


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                                                                               2

               (a) A registration statement on Form F-1 (File No. 333-12170) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, which became effective upon filing, and the ADS Registration Statement (as defined below), no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statements"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

               (b) A registration statement on Form F-6 (File No. 333-12162) with respect to the ADSs evidenced by the ADRs has (i) been prepared by the Company and the Depositary in conformity with the requirements of the Securities Act and the Rules and Regulations, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such ADS Registration Statement, including all amendments thereto, have been delivered by the Company to you for each of the Underwriters. As used in this Agreement, "ADS Registration Statement" means such registration statement, including all exhibits thereto, as amended at the time such registration statement became effective under the Securities Act.

               (c) Each of the Registration Statements and the ADS Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements to any of the Registration Statements, the ADS Registration Statement or the Prospectus, when they become effective or are filed with the


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                                                                               3

         Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and the ADS Registration Statement and any amendments thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus and any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading; PROVIDED, HOWEVER, that the foregoing representations and warranties shall not apply to the Underwriters' Information (as defined in Section 16).

               (d) The Company and each of its subsidiaries (as defined in Section 14) have been duly incorporated and are validly existing under the laws of their respective jurisdictions of organization or incorporation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company owns or controls, directly or indirectly, only the following corporations, associations or other entities: Gemini Genomics UK Limited, Gemini Genomics AB, Gemini Genomics Inc., Gemini International Holdings Limited, Gemini Genedata Limited, Genos UK Limited and Newfound Genomics Inc. Except for Gemini Genomics UK Limited and Gemini Genomics AB, none of the subsidiaries of the Company is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations.

               (e) The Company has full power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company.

               (f) The Company has full power and authority to enter into the Deposit Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights and to general equity principles; upon the due and valid issuance by the Depositary of ADRs evidencing ADSs against the deposit of Shares in respect thereof and against payment therefor in accordance with the provisions of this Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and the ADSs, ADRs and the Deposit Agreement conform in all material respects to the descriptions thereof contained in the Prospectus.


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               (g)  No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters in connection with the sale of the ADSs representing the Shares by the Company to the Underwriters in accordance with this Agreement, (ii) the deposit with the Depositary or its nominee of Shares against the issuance of ADRs evidencing ADSs, (iii) the delivery of the ADSs to or for the respective accounts of the Underwriters in the manner contemplated in this Agreement or (iv) the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof.

               (h) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and deposited pursuant to the Deposit Agreement and when ADSs have been issued and delivered in respect thereof against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and the Underwriters or other persons in whose names ADSs are registered (including the Depositary or its nominee) will acquire good and valid title to such ADSs, free and clear of all liens, encumbrances, equities, preemptive rights and other claims; except as have been waived by the shareholders entitled thereto, there are no preemptive or similar rights to subscribe for or to purchase, and no restrictions upon the voting or transfer of any of the Shares or ADSs pursuant to the Company's memorandum and articles of association or by-laws or equivalent constitutive documents or any agreement to which the Company is a party or by which it may be bound or to which any of its property may be subject; the Shares and the ADSs conform to the description thereof contained in the Prospectus; and the certificates for the Shares comply in all material respects with applicable English law.

               (i) The Company has, and upon the completion of the offering and sale of the ADSs will have, an authorized and issued share capital as set forth in the Prospectus, and all of the issued share capital of the Company has been duly and validly authorized and issued, is fully paid and non-assessable, was not issued, and upon completion of the offering and sale of the ADSs will not be issued in violation of any preemptive rights, and conforms to the description thereof contained in the Prospectus; and except as otherwise described in or contemplated by the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or any of its subsidiaries, or obligations of the Company or any of its subsidiaries to issue, any class of share capital of the Company or any of its subsidiaries.

               (j) All the outstanding share capital of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and, except to the extent set forth in the Prospectus, is owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

               (k) Except as otherwise described in or contemplated by the Prospectus, the Company has not sold or issued any Ordinary Shares, ADSs or other share capital of the Company or securities convertible or exercisable or exchangeable for any such securities, during the six-month period preceding the date of the Prospectus, including without

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                                                                               5

         limitation any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

               (l) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be described in or contemplated by the Prospectus, the Company has not
          (i) issued or granted any securities, including, without limitation, any options or warrants, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business, or (iv) declared or paid any dividend on its issued share capital.

               (m) The execution, delivery and performance of this Agreement and the Deposit Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults as would not, singularly or in the aggregate, have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the memorandum and articles of association or by-laws or equivalent constitutive documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except for such violations as would not, singularly or in the aggregate, have a Material Adverse Effect.

               (n) Except for the registration of the Shares and the ADSs under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Shares and the ADSs by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company and the consummation of the transactions contemplated hereby and thereby.

               (o) Ernst & Young, who have expressed their opinions on the audited financial statements included in the Registration Statements and the Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations.

               (p) The financial statements, together with the related notes, included in the Prospectus and in each Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and Eurona

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                                                                               6

         Medical AB at the respective dates or for the respective periods therein specified. With respect to the Company, such statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), applied on a consistent basis except as may be set forth in the Prospectus. With respect to Eurona Medical AB, such statements and related notes have been prepared in accordance with generally accepted accounting principles in Sweden ("Swedish GAAP"), applied on a consistent basis except as may be set forth in the Prospectus. For Eurona Medical AB, with respect to the fiscal years ended December 31, 1997 and 1998, and the nine months ended September 30, 1998 and 1999, the financial statements contain a reconciliation of statement of operations presented under Swedish GAAP with the same information as would be presented under U.S. GAAP. The summary consolidated financial information, unaudited condensed pro forma consolidated financial information and selected consolidated financial information included in the Prospectus and each Registration Statement have been accurately prepared from the consolidated financial statements and the unaudited pro forma financial statements, as applicable, of the Company. The unaudited pro forma financial information and the related notes thereto contained in the Prospectus and each Registration Statement have been prepared on a basis consistent with the historical financial statements contained in the Prospectus and each Registration Statement (except for the pro forma adjustments specified therein) and include all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the Prospectus and each Registration Statement; and the adjustments reflected in the pro forma financial information reflect assumptions required by Regulation S-X or which the Company otherwise believes to be reasonable.

               (q) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described in or contemplated by the Prospectus; and, since such date, there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as described in or contemplated by the Prospectus.

               (r) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.


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               (s)  Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, the U.S. Anti-Bribery and Fair Competition Act of 1998, as amended, or the OECD Convention on Combatting Bribery of Foreign Public Officials in Business Transactions or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

               (t) Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum or articles of association or equivalent constitutive documents, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clauses (ii) and (iii), any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

               (u) Each of the Company and its subsidiaries possesses all licenses, permits, certificates, franchises, approvals and other authorizations necessary for the conduct of their respective businesses and the ownership, lease and operation of their respective properties; all such licenses, permits, certificates, franchises, approvals and other authorizations are in full force and effect and each of the Company and its subsidiaries is in compliance therewith in all material respects, except where the failure to possess such licenses, permits, certificates, franchises, approvals and other authorizations would not, singularly or in the aggregate, have a Material Adverse Effect; and none of the Company and any of its subsidiaries has received any notice of any proceedings relating to the revocation or modification of any such license, permit, certificate, franchise, approval or authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or result, might have a Material Adverse Effect.

               (v) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus, will become an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

               (w) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or


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                                                                               8

         which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

               (x) The Company and its subsidiaries own or possess the right to use all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. To its knowledge, the Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

               (y) The Company and each of its subsidiaries have good and marketable title or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects.

               (z) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

               (aa) Each of the Company and its subsidiaries is in compliance with all applicable laws relating to employee benefit plans, share option and incentive plans or other employee compensation plans existing on the date hereof, except for any non-compliance which, singularly or in the aggregate, would not have a Material Adverse Effect.

               (bb) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there


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                                                                               9

         has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

               (cc) The Company and each of its subsidiaries have duly filed with the appropriate taxing authorities all applicable tax returns, reports and other information required to be filed through the date hereof and have paid all applicable taxes due and payable for which they are liable; each such tax return, report or other information was, when filed, accurate and complete in all material respects; and neither the Company nor any of its subsidiaries has any tax deficiency or claim outstanding or assessed or, to the best of the Company's knowledge, proposed against it which could reasonably be expected to have a Material Adverse Effect.

               (dd) Based upon the Company's current operations and assets, including the Company's current and planned business activities as described in or contemplated by the Prospectus, and applicable laws as of the date hereof, the Company does not believe that it is a passive foreign investment company, as defined in Section 1296(a) of the United States Internal Revenue Code of 1986, as amended, and does not expect to become a passive foreign investment company in the future.

               (ee) Except as otherwise described in the Prospectus, under current English laws and regulations, all dividends and other distributions declared and payable in respect of Ordinary Shares may be paid by the Company to the holder thereof (including the Depositary or its nominee) in pounds sterling that may be converted into foreign currency and freely transferred out of the United Kingdom, and, except as set forth in the Prospectus, all such dividends and other distributions made to holders of the Shares who are non-residents of the United Kingdom will not be subject to income, withholding or other taxes under the laws and regulations of the United Kingdom and are otherwise free and clear of any other tax, duty, withholding or deduction in the United Kingdom and without the necessity of obtaining any consents, approvals, authorizations, orders or clearances from or registering with any governmental agency or body or any stock exchange authority of the United Kingdom.

               (ff) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

               (gg) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in

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                                                                              10

         conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (hh) The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the directors and shareholders of the Company and each of its subsidiaries since the time of its respective organization through the date of the latest meeting and action, and
          (ii) accurately in all material respects reflect all transactions referred to in such minutes.

               (ii) No person or entity has the right to require registration of Ordinary Shares or other securities of the Company or to require the Company to include securities owned by such person or entity in the securities registered pursuant to the Registration Statements or the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have irrevocably waived such right until the date 180 days after the date hereof.

               (jj) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding (whether oral or written) with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares and ADSs.

               (kk) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

               (ll) Except as described in the Prospectus, there are no material acquisitions of businesses or assets by the Company or any of its subsidiaries pending, contemplated or currently being negotiated.

               (mm) The ADSs have been approved for listing, subject only to notice of issuance and evidence of satisfactory distribution, on the National Association of Securities Dealers, Inc. Automated Quotation National Market System (the "Nasdaq National Market").

          3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and


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                                                                              11

conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company that number of Firm ADSs set forth opposite the name of such Underwriter in Schedule A hereto.

          The purchase price to be paid by the Underwriters to the Company for the ADSs will be $_____ per ADS, net of underwriting discounts and commissions (the "Purchase Price").

          Delivery of and payment for the Firm ADSs shall be made at the office of Simpson Thacher & Bartlett at 99 Bishopsgate, London, EC2M 3YH, England at 2:00 P.M., London time, on the third full business day following the effective date of the Initial Registration Statement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Closing Date." On the First Closing Date, the Company shall (i) deliver or cause to be delivered certificates with respect to the Firm Shares to The Bank of New York, as Depositary (which may be delivered to The Bank of New York, London office, as custodian for the Depositary), (ii) cause the Depositary to issue one or more ADRs evidencing the Firm ADSs representing such Firm Shares to be registered in such names as specified below and (iii) deliver or cause to be delivered such ADRs to the Representatives for the account of each Underwriter, in each case, against payment to or upon the order of the Company of the purchase price therefor by wire transfer in (same day) funds to the accounts specified by the Company to the Representatives upon two business days' prior notice. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. Upon delivery, the ADRs evidencing the Firm ADSs representing the Firm Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Closing Date.

          For the purpose of expediting the checking and packaging of the relevant Firm Share certificates and ADRs evidencing the Firm ADSs representing the Firm Shares, the Company shall make such certificates (or a copy thereof in the case of the Firm Share certificates) and ADRs available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York time, on the business day prior to the First Closing Date.

          For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm ADSs as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional ADSs. The price per share to be paid for the Optional ADSs shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of Optional ADSs specified in the written notice by SG Cowen described below and the Underwriters agree, severally and not jointly, to purchase such Optional ADSs. Such Optional ADSs shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm ADSs set forth opposite such Underwriter's name bears to the total number of Firm ADSs (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional ADSs at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional ADSs shall be sold and delivered unless the Firm ADSs previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional ADSs or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

          The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of Optional ADSs to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional ADSs. Each date and time for delivery of and payment for the Optional ADSs (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and, except as otherwise agreed by the Company and SG Cowen, shall not be earlier than two (2) business days nor later than five (5) business days after written notice is given. The Option Closing Date and the First Closing Date are herein referred to as the "Closing Dates".

          Delivery of and payment for the Optional ADSs shall be made at the office of Simpson Thacher & Bartlett at 99 Bishopsgate, London, EC2M 3YH, England at 2:00 P.M., London time, on the Option Closing Date or at such other date or place as shall be determined by agreement between the Representatives and the Company. On the Option Closing Date, the Company shall (i) deliver or cause to be delivered certificates with respect to the Option Shares to The Bank of New York, as Depositary (which may be delivered to The Bank of New York, London office, as custodian for the Depositary), (ii) cause the Depositary to issue one or more ADRs evidencing the Option ADSs representing such Option Shares to be registered in such names as specified below and (iii) deliver or cause to be delivered such ADRs to the Representatives for the account of each Underwriter, in each case, against payment to or upon the order of the Company of the purchase price therefor by wire transfer in (same day) funds to the accounts specified by the Company to the Representatives upon two business days' prior notice. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. Upon delivery, the ADRs evidencing the Option ADSs representing the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the Option Closing Date.

          For the purpose of expediting the checking and packaging of the relevant Optional Share certificates and ADRs evidencing the Optional ADSs representing the Optional Shares, the Company shall make such certificates (or a copy thereof in the case of the Optional Share certificates) and ADRs available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York time, on the business day prior to the Option Closing Date.

          The several Underwriters propose to offer the ADSs for sale upon the terms and conditions set forth in the Prospectus.

          It is understood that approximately __ of the Firm ADSs ("Directed Shares") will initially be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company and its subsidiaries ("Directed Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. Under no circumstances will SG Cowen or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

          4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

               (a) The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statements, the ADS Registration Statement or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either of the Registration Statements or the ADS Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares or ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements, the ADS Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

               (b) The Company will file promptly with the Commission any amendment to the Registration Statements, the ADS Registration Statement, the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

               (c) If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement and during which a prospectus relating to the Shares is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Shares nine months or more after the effective date of the Initial Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

               (d) The Company will furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statements and the ADS Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

               (e) The Company will deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements and the ADS Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus and (iii) the Prospectus (not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement or if not practicable, as soon thereafter as practicable) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York time, on the business day following the date of such amendment or supplement or if not practicable, as soon thereafter as possible).

               (f) The Company will make generally available to its shareholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Initial Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule
          158).

               (g) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the shares and ADSs for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the ADSs; PROVIDED that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

               (h) The Company will prepare and to furnish to the holders of ADRs, as soon as practicable after the end of each fiscal year, copies of its annual report to shareholders for such year, which will include a description of operations and annual consolidated financial statements of the Company and its subsidiaries prepared in conformity with U.S.

          GAAP, and also to prepare and to furnish the holders of ADRs, as soon as available, copies of its quarterly reports, which will include unaudited quarterly consolidated financial information prepared in conformity with U.S. GAAP; and during the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the ADSs are listed or quoted.

               (i) The Company agrees for a period of 180 days from the date of the Prospectus, not to, directly or indirectly, issue, offer, pledge, sell, contract to sell or sell or grant any contract, option, right or warrant to purchase, purchase any option to sell, or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition, transfer or purchase by any person at any time in the future of) any ADSs, Ordinary Shares (other than Ordinary Shares issued pursuant to employee share option and incentive plans existing on the date hereof) or other share capital of the Company or securities convertible or exercisable or exchangeable for any such securities, or sell or grant options, rights or warrants with respect to any such securities (other than the grant of options pursuant to employee share option and incentive plans existing on the date hereof or as specifically described in or contemplated by the Prospectus) or enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of any such securities, whether any of the foregoing transactions is to be settled by delivery of any such securities, in cash or otherwise, in each case without the prior written consent of SG Cowen; and the Company further agrees to cause each officer, director, shareholder and holder of options or warrants in securities of the Company listed in Schedule B to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto.

               (j) The Company will promptly supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, any governmental or regulatory agency or authority, including, without limitation, the Registrar of Companies for England and Wales and the Commission, relating to the offering of the ADSs.

               (k) Prior to each of the Closing Dates the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statements and the Prospectus.

               (l) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

               (m) In connection with the offering of the ADSs, until SG Cowen shall have notified the Company of the completion of the resale of the ADSs, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, (i) bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares or ADSs, or attempt to induce any person to purchase any Shares or ADSs, (ii) make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares or ADSs, or (iii) take, directly or indirectly, any other action which is designed to stabilize or manipulate, or which constitutes or might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company.

               (n) The Company will not take any action prior to the Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(c).

               (o) The Company will apply the net proceeds from the sale of the ADSs as set forth in the Prospectus under the heading "Use of Proceeds".

               (p) The Company will use all reasonable efforts to maintain the listing of the ADSs on the Nasdaq National Market until none of the ADSs is outstanding.

               (q) The Company will take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the United States Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

               (r) The Company will operate its business in a manner which will minimize the risk of the Company qualifying as a PFIC in its current taxable year or for future taxable years.

               (s) The Company will comply in all material respects with the Deposit Agreement so that ADRs evidencing ADSs will be executed by the Depositary and delivered to the Underwriters on each Closing Date.

          5    PAYMENT OF EXPENSES. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the ADSs and any taxes payable in that connection; (b) the costs incident to the registration of the Shares and ADSs under the Securities Act;
(c) the costs incident to the preparation, printing and distribution of the Registration Statements, ADS Registration Statement, Preliminary Prospectus,

Prospectus any amendments, supplements and exhibits thereto, (d) the costs of printing, reproducing and distributing the Agreement Among Underwriters between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and this Agreement by mail, telex or other means of communications; (e) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the ADSs (and the Shares) under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters); (h) all fees and expenses of the registrar and transfer agent of the Shares; (i) all fees and expenses in connection with the application for inclusion of the ADSs on the Nasdaq National Market or the obtaining of any approval from the Registrar of Companies for England and Wales or any other relevant authority in the United Kingdom; (j) the costs and expenses of depositing any Shares under the Deposit Agreement against issuance of ADRs evidencing the ADSs; (k) the fees and expenses (including fees and disbursements of counsel) of the Depositary and any nominee or custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (except the Underwriters in connection with the initial purchase of the ADSs) and such other fees and expenses as the Company and the Depositary shall otherwise agree are to be incurred by the Depositary for its own account; (l) the fees and expenses of any Authorized Agent (as defined in Section 22 hereof); (m) all stamp or other issuance or transfer taxes or governmental duties, if any, payable by the Underwriters in connection with the offer and sale of the ADSs (including the Shares relating thereto) to the Underwriters and by the Underwriters to the initial purchasers thereof; (n) all fees and expenses incurred by the Underwriters in connection with the Directed Share Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program; and
(o) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); PROVIDED that, except as otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel and the expenses of advertising any offering of the ADSs made by the Underwriters.

          6    CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective
obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

               (a) No stop order suspending the effectiveness of either of the Registration Statements or the ADS Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements, the ADS Registration Statement, the

          Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a).

               (b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that any Registration Statement, the ADS Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (with respect to the Prospectus and any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading.

               (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Deposit Agreement, the Shares, the ADSs and the ADRs and the Registration Statements, the ADS Registration Statement and the Prospectus or any amendment or supplement thereto, and all other legal matters relating to this Agreement, the Deposit Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

               (d) Clifford Chance Limited Liability Partnership shall have furnished to the Representatives such counsel's written opinion, as U.S. counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                    (i) Assuming due authorization, execution and delivery by the Company under the laws of England and Wales, this Agreement has been duly executed and delivered by the Company insofar as New York law is concerned.

                    (ii) Assuming due authorization, execution and delivery by the Company under the laws of England and Wales, the Deposit Agreement has been duly executed and delivered by the Company insofar as New York law is concerned and, assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary and that each of the Depositary and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, constitutes a valid and legally binding agreement of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and to general principles of equity (regardless of whether in a proceeding in equity or at law).

                    (iii) Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary and by the Company, upon due issuance by the Depositary of the ADRs evidencing ADSs being delivered by the Company at such Closing Date against the deposit of Shares to be deposited by the Company in respect thereof in accordance with the provisions of the Deposit Agreement and against payment of the consideration therefor set forth herein, such ADRs will be duly and validly issued and will entitle the persons in whose names the ADRs are registered to the rights specified therein and in the Deposit Agreement.

                    (iv) Assuming the validity of such actions under the laws of
               England and Wales, under the laws of the State of New York relating to submission to personal jurisdiction, the Company has, pursuant to Section 22 of this Agreement, legally, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York in any action arising out of or relating to this Agreement or the transactions contemplated hereby, and has legally, validly and effectively appointed the Authorized Agent as its authorized agent for the purposes described in Section 22 of this Agreement, and the Company has validly and irrevocably waived (A) the defense of an inconvenient forum to the maintenance of any such suit or proceeding and (B) any immunity to jurisdiction to which it may otherwise be entitled in any such suit or proceeding.

                    (v) The sale of the ADSs being delivered by the Company at such Closing Date, the issue of the Shares being deposited by the Company with the Depositary against issuance of the ADRs being delivered by the Company, the deposit of such Shares by the Company with the Depositary or its nominee against issuance of the ADRs to be delivered, the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated herein and therein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any existing applicable law, rule or regulation (other than the securities or "Blue Sky" laws of the State of New York, as to which such counsel need express no opinion) or any judgment, order or decree known to us after reasonable investigation of any government, governmental instrumentality or court of the United States or the State of New York having jurisdiction over the Company, its subsidiaries, or any of its or their properties or assets.

                    (vi) No consent, approval, authorization, order,
               registration or qualification of or with any court or governmental agency or body of the United States or the State of New York is required in connection with the purchase and distribution of the ADSs by the Underwriters from the Company pursuant to this Agreement or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the registration under the Securities Act of the Shares and ADSs and (B) such other consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or "Blue Sky" laws in connection with the purchase and distribution of the ADSs to be purchased under this Agreement by the Underwriters.

                    (vii) The statements set forth in the Prospectus under the caption "Description of the American Depositary Shares", insofar as such statements purport to constitute a summary of the terms of the Deposit Agreement, ADSs and ADRs, and under the caption "Taxation", insofar as they purport to describe matters of law or regulation of the United States or to the provisions of documents therein described which are governed by United States law are true and accurate in all material respects.

                    (viii) The description in the Registration Statements, ADS
               Registration Statement and Prospectus of U.S. statutes, legal or governmental proceedings and contracts and other documents are accurate in all material respects and fairly summarize the information about them required to be disclosed.

                    (ix) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

                    (x) The Registration Statements, as of their respective effective dates and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to such Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations of the Commission thereunder.

                    (xi) The Company is not and, after giving effect to the
               offering and sale of the ADSs, will not be an "investment company" or an entity "controlled" by an "investment company," within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

          In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the federal laws of the United States and the laws of the State of New York and (ii) rely (to the extent such counsel deems proper), as to matters involving the application of the laws of the United Kingdom upon the opinion of each of CMS Cameron

McKenna referred to in Section 6(e) below and Clifford Chance Limited Liability Partnership referred to in Section 6(f) below if so specified in its opinion. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statements and the ADS Registration Statement and (y) based on such counsel's examination of the Registration Statements and the ADS Registration Statement and such counsel's investigations made in connection with the preparation of the Registration Statements and the ADS Registration Statement and "conferences with certain officers and employees of and with auditors for and counsel to the Company", such counsel has no reason to believe that the Registration Statements and the ADS Registration Statement, as of their respective effective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus as of its date and as of the Closing Date contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements, the ADS Registration Statement or the Prospectus.

          The foregoing opinion and statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statements, the ADS Registration Statement or the Prospectus and takes no responsibility therefor except to the extent set forth in the opinion described in clauses (vii) and (viii) above.

               (e) CMS Cameron McKenna shall have furnished to the Representatives their written opinion, as English counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) The holders of issued share capital of the Company are not entitled to pre-emptive or other rights to acquire the Shares to be allotted by the Company in respect of the ADSs to be purchased from the Company hereunder which have not been complied with (nor would the deposit of such Shares pursuant to the Deposit Agreement give rise to such rights), except for any such rights which have been irrevocably waived by the holders thereof; there are no restrictions in the memorandum and articles of association of the Company or any other instrument known to such counsel which would prevent the Shares to be allotted by the Company to the nominee of the Depository; there are no restrictions in the memorandum and articles of association of the Company or any other instrument known to such counsel on subsequent transfers of the Shares or on the voting rights conferred thereby.

               (ii) The statements set forth in the Prospectus under the caption "Description of Share Capital" insofar as they purport to constitute a summary of the terms of the Shares, under the captions "Exchange Controls and Other Limitations Affecting Security Holders", "Management--Our Share Option Plan", "Management--Our Savings Related Share Option Scheme", "Taxation--Taxation of Dividends--United Kingdom", "Taxation--Taxation of Capital Gains--United Kingdom", "Taxation--U.K. Inheritance and Gift Tax", "Taxation--U.K. Stamp Duty and Stamp Duty Reserve Tax", and "Service of Process and Enforcement of Foreign Judgments" insofar as they purport to describe matters of law or regulation of England and Wales or to the provisions of documents therein described which are governed by English law are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect.

               (iii) Insofar as matters of English law are concerned, the Registration Statements, the ADS Registration Statement and the Prospectus and the filing of such documents with the Commission have been duly authorized by and on behalf of the Company; and each of the Registration Statements and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

               (iv) A final and conclusive judgment (with no further right of appeal) of a competent court sitting in New York City arising out of or in relation to the obligations of the Company under this Agreement or the Deposit Agreement would be enforceable by fresh proceedings brought in the courts of England and Wales against the Company, subject to the discussion of enforceability of judgments set forth in the Prospectus under the caption "Service of Process and Enforcement of Foreign Judgments".

          In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the laws of England and Wales and shall state that each of Clifford Chance Limited Liability Partnership and Simpson Thacher & Bartlett may rely upon their opinion with respect to matters of English law.

               (f) Clifford Chance Limited Liability Partnership shall have furnished to the Representatives their written opinion, as special English counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                    (i) The Company and each of its subsidiaries (other than Gemini Genomics AB, Gemini Genomics Inc. and Newfound Genomics Inc.) have been duly incorporated and are validly existing as corporations under the laws of England and Wales and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

                    (ii) The Company has an authorized share capital as set
               forth in the Prospectus, and all of the issued share capital of the Company, including the Shares represented by the ADSs being delivered on such Closing Date, has been duly and validly authorized and issued, is fully paid and not subject to further calls for funds and conforms to the description thereof contained in the Prospectus.

                    (iii) The Company has full power and authority to enter into each of this Agreement and the Deposit Agreement. Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

                    (iv) All the outstanding share capital of each subsidiary of the Company incorporated under the laws of England and Wales has been duly authorized and validly issued, is fully paid and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

                    (v) The sale of the ADSs being delivered by the Company at such Closing Date, the issue of the Shares being deposited by the Company with the Depositary against issuance of the ADRs being delivered by the Company, the deposit of such Shares by the Company with the Depositary or its nominee against issuance of the ADRs to be delivered, the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated herein and therein, will not result in any violation of the provisions of the memorandum and articles of association of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency in England and Wales having jurisdiction over the Company or any of its subsidiaries or any of its or their properties or assets.

                    (vi) No consent, approval, authorization or order of, or
               filing or registration with, any court or governmental agency or body in England or Wales is required in connection with the purchase and distribution of the ADSs by the Underwriters from the Company, the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company and the consummation of the transactions contemplated hereby and thereby, except for statutory notification by the Company to the Registrar of Companies of the allotment of shares of the Company (as required by the Companies Act of 1985 (as amended)).

                    (vii) The statements set forth in the Prospectus under the caption "Business--Intellectual Property", "Business--Agreements with Third Parties", "Management--Employment and Services Agreements", "Management--Share Option Schemes and Related Information--Our International Executive Share

               Option Plan" and "Management--Limitation on Liability and Other Indemnification Matters" insofar as they purport to describe matters of law or regulation of England and Wales or to the provisions of documents therein described which are governed by English law are true and accurate in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect.

                    (viii) The indemnification and contribution provisions set forth in Section 7 herein do not contravene the public policy or laws of England and Wales.

                    (ix) The Underwriters would be permitted to commence proceedings against the Company based on this Agreement in the High Court of Justice of England and Wales, and the holders of ADSs evidenced by ADRs (or the Depository acting on their behalf) would be permitted to commence proceedings against the Company based on this Agreement, the Deposit Agreement or the ADRs in the High Court of Justice of England and Wales (in each case assuming that such Underwriters and holders have direct contractual rights against the Company under either this Agreement or the Deposit Agreement or the ADRs as appropriate which arise as a result of valid and binding obligations of the Company under such documents in accordance with the laws of the State of New York); PROVIDED that (A) the High Court of Justice has power to control any proceedings before it, including by staying or dismissing proceedings; (B) in making a decision as to whether to stay or dismiss proceedings, the High Court of Justice will take into account all material circumstances including, in particular, the existence of proceedings in another jurisdiction; and (C) the High Court of Justice is obliged to stay or dismiss proceedings before it if the courts of another State party to the EC Convention on the Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters (signed at Brussels, 1968, as amended) or the EC/EFTA Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters (signed at Lugano, 1988, as amended) were seised first of proceedings involving the same cause of action and between the same parties. The High Court of Justice may stay or dismiss proceedings before it if a court in such a State was first seised of related proceedings (even if not between the same parties or involving the same cause of action).

                    (x) Assuming that each of (A) the submission by the Company to the jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America in this Agreement and (B) the method of service of process set forth in this Agreement constitutes a valid and legally binding obligation of the Company under the laws of the State of New York, then the English courts should recognize such submission to jurisdiction and (provided the relevant agent has accepted its appointment) to such method of service of process.

               (xi) The Company can sue and be sued in its own name; under English law, the agreement of the Company that this Agreement and the Deposit Agreement shall be governed by the laws of the State of New York will be recognized by the courts of England and Wales in accordance with and subject to the Contracts (Applicable Law) Act 1990; and the Company is not entitled to any immunity as a defense to any suit or action brought or maintained in respect of its obligations under such agreements.

               (xii) To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the Deposit Agreement in England and Wales, it is not necessary that, prior to seeking enforcement thereof, any such document be filed or recorded with any court or other authority in England and Wales save to the extent that any such filing or recording relates to or is connected with the payment of any stamp or similar tax.

               (xiii) The certificates used to evidence the Shares are in due and proper form and comply with all applicable statutory requirements of England and Wales.

               (xiv) All dividends and other distributions properly declared and payable on the Shares may under the current laws and regulations of England and Wales be paid in pounds sterling (including any such dividends or distributions to be paid to the Depository) and pounds sterling may be converted by the recipient into foreign currency that may be freely transferred out of England and Wales without the necessity of obtaining any consents, approvals, authorizations, orders or clearances from or registering with any governmental agency or body or any stock exchange authority in each case of England and Wales.

               (xv) It is not necessary, prior to the Underwriters seeking enforcement of this Agreement or the Deposit Agreement in the United Kingdom, that any stamp or similar tax be paid.

               (xvi) No stamp or other issuance or transfer taxes or duties are payable in accordance with United Kingdom tax law, by or on behalf of the Underwriters to the United Kingdom taxation authorities or other United Kingdom agencies in connection with the following:

                    (a)  the issuance of the Shares by the Company;

                    (b) the deposit by the Company with the Depository or its nominee, of the Ordinary Shares against the issuance of ADRs evidencing the ADSs pursuant to the Deposit Agreement;

                    (c) the delivery of the ADSs to or for the respective accounts of the Underwriters in the manner contemplated herein; or

                    (d) the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof provided that either no instrument of transfer is used to effect the sale or any such instrument is executed and retained outside the United Kingdom and provided also that if any of the Underwriters are within the charge to United Kingdom corporation tax, any profit on such sale or delivery is not attributable to any branch or agency or permanent establishment in the United Kingdom of the Underwriters.

               (xvii) Except as set out in the Prospectus, all dividends and other distributions made to holders of Ordinary Shares or ADSs who are non-residents of the United Kingdom and are entitled to rely on the provisions of a double tax treaty of which the United Kingdom is a signatory conferring exemption from U.K. tax on dividends and other distributions in respect of their holding of Ordinary Shares or ADSs will not be subject to United Kingdom income, withholding or other taxes under United Kingdom laws and regulations and are otherwise free and clear of any other tax, duty, withholding or deduction in the United Kingdom.

          In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the laws of England and Wales and shall state that each of Clifford Chance Limited Liability Partnership and Simpson Thacher & Bartlett may rely upon their opinion with respect to matters of English law for purposes of their opinions with respect to matters of U.S. law.

          (g) Roger Dickinson, shall have furnished to the Representatives his written opinion, as general counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) No person or entity has the right to require registration of Ordinary Shares or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right for a period beginning on the date hereof and ending at least 180 days after the date hereof.

               (ii) To the best of such counsel's knowledge, the Company and each of its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that may result in a Material Adverse Effect.

               (iii) The Company and its subsidiaries own or possess the right to use all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them for the conduct of their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. To such counsel's knowledge, the Company's business as now conducted does not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the Prospectus, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

               (iv) The Company and each of its subsidiaries possesses all licenses, permits, certificates, franchises, approvals and other authorizations necessary to the conduct of their respective businesses and the ownership, lease and operation of their respective properties; all such licenses, permits, certificates, franchises, approvals and other authorizations are in full force and effect and each of the Company and its subsidiaries is in compliance therewith in all material respects except where failure to possess such licenses, permits, certificates, franchises, approvals and other authorizations would not, in the aggregate, have a Material Adverse Effect; and none of the Company and any of its subsidiaries has received any notice of any proceedings relating to the revocation or modification of any such license, permit, certificate, franchise, approval or authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or result, might have a Material Adverse Effect.

               (v) Neither the Company nor any of its subsidiaries (a) is in violation of its memorandum and articles of association or by-laws,
          (b) is in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (c) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, either individually or in the aggregate, would not have a Material Adverse Effect.

               (vi) The sale of the ADSs being delivered by the Company at such Closing Date, the issue of the Shares being deposited by the Company with the Depositary against issuance of the ADRs being delivered by the Company, the deposit of such Shares by the Company with the Depositary or its nominee against issuance of the ADRs to be delivered, the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated herein and therein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or with notice, lapse of time or otherwise, constitute a default under any indenture, mortgage, deed of trust, loan agreement or other instrument known to such counsel after reasonable investigation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries are subject.

               (vii) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than England and Wales.

          (h) Emmet, Marvin & Martin shall have furnished to the Representatives their written opinion, as counsel to the Depositary, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

               (i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and, assuming that the Company has full power, authority and legal right to enter into the Deposit
          Agreement and that the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal and binding obligation of the Company in accordance with its terms, the Deposit Agreement is a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

               (ii) Upon due issuance, execution (including, if necessary, countersignature by the ADS registrar) and delivery by the Depositary of ADRs evidencing ADSs against the deposit of validly issued and outstanding Ordinary Shares of the Company in accordance with the terms of the Deposit Agreement, such ADRs will be legally issued, and the registered holders thereof will be entitled to the rights of owners of the ADRs evidencing such ADSs specified therein and in the Deposit Agreement.

     In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than U.S. federal and New York State law.

          (i) The Representatives shall have received from Simpson Thacher & Bartlett, U.S. counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

          (j) At the time of the execution of this Agreement, the Representatives shall have received from Ernst and Young a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

          (k) On such Closing Date, the Representatives shall have received a letter (the "bring-down letter") from Ernst & Young addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(i).

          (l) The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chairman of the Board, its President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statements, the ADS Registration Statement and the Prospectus and, in their opinion, the Registration Statements and the ADS Registration Statement, as of their respective effective dates, and the Prospectus, as of each such effective date, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus and any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, (ii) since the effective date of the Initial Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements, the ADS Registration Statement or the Prospectus, (iii) as of such Closing Date, the representations and warranties of the Company contained in Section 2 hereof are true and correct and the Company has complied with all agreements hereunder and satisfied all conditions on its part to be performed or satisfied contained in Section 6 hereof at or prior to such Closing Date,
     (v) subsequent to the date of the most recent audited financial statements included in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus, (vi) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (vii) since such date there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

          (m) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (ii) since such date there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares and ADSs on the terms and in the manner contemplated in the Prospectus.

          (n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of such Closing Date, prevent the issuance or sale of the Shares and ADSs; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Closing Date which would prevent the issuance or sale of the Shares and ADSs.

          (o) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of any of the Company's debt securities.

          (p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq National Market, or the London Stock Exchange or in the U.S. over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by U.S. federal or state authorities or by authorities in the United Kingdom or by European Union authorities, (iii) the United States or the United Kingdom shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or the United Kingdom or there shall have been a declaration of a national emergency or war by the United States or the United Kingdom or (iv) there shall have occurred such a material adverse change in general or United States or English economic, political or financial conditions or in currency exchange rate, taxation, exchange controls or foreign investment regulations (or the effect of international conditions on the financial markets in the United States or the United Kingdom shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the ADSs on the terms and in the manner contemplated in the Prospectus.

          (q) The Nasdaq National Market shall have approved the ADSs for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

          (r) SG Cowen shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors and shareholders of the Company listed in Schedule B to this Agreement.

          (s) The Company and the Depositary shall have executed and delivered the Deposit Agreement (in form and substance satisfactory to the Representatives) and the Deposit Agreement shall be in full force and effect.

          (t) The Depositary shall have furnished to the Representatives a certificate, dated such Closing Date, of one of its authorized officers in a form satisfactory to the Representatives.

          (u) The Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

          7.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the "Underwriter Indemnified Parties" and, each an "Underwriter Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements, the ADS Registration Statement or the Prospectus or in any amendment or supplement thereto, or in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the under the securities laws of any state or other jurisdiction ( such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in the Preliminary Prospectus, either of the Registration Statements, the ADS Registration Statement or the Prospectus or in any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus and any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Shares and ADSs or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Principal Subsidiaries shall not be liable in the case of any matter covered by this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct) and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company and the Principal Subsidiaries shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, either of the Registration Statements, the ADS Registration Statement or the Prospectus or any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter's Information (as defined in Section 16); This indemnity agreement is not exclusive and will be in addition to any liability which the

     Company and Principal Subsidiaries might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

          (b   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon
     (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements, the ADS Registration Statement or the Prospectus or in any amendment or supplement thereto, or in any Blue Sky Application or (ii) the omission or alleged omission to state in the Preliminary Prospectus, either of the Registration Statements, the ADS Registration Statement or the Prospectus or in any amendment or supplement thereto, or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus and any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriter's Information. The foregoing indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties.

          (c   In connection with the offer and sale of the Directed Shares, the
     Company agrees, promptly upon a request in writing, to indemnify and hold harmless SG Cowen and the other Underwriters from an against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Share Program participant to pay for or accept delivery of Directed Shares that the Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the bad faith or gross negligence of SG Cowen.

          (d   Promptly after receipt by an indemnified party under this Section
     7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(e) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e   If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (f   If the indemnification provided for in this Section 7 is
     unavailable or insufficient to hold harmless an indemnified party under
     Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Principal Subsidiaries on the one hand and the Underwriters on the other from the offering of the ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Principal Subsidiaries on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Principal Subsidiaries on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the ADSs purchased under this Agreement (before deducting expenses) received by the Company and the Principal Subsidiaries bear to the total underwriting discounts and commissions received by the Underwriters with respect to the ADSs purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Principal Subsidiaries on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; PROVIDED that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements, the ADS Registration Statement or the Prospectus consists solely of the Underwriter's Information. The Company, the Principal Subsidiaries and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(f) shall be deemed to include, for purposes of this Section 7(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public was offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(f) are several in proportion to their respective underwriting obligations and not joint.

          8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Sections 6(l), 6(n) or 6(o) have occurred or if the Underwriters shall decline to purchase the ADSs for any reason permitted under this Agreement.

          9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Shares or ADSs for delivery to the Depositary and the Underwriters for any reason permitted under this Agreement, or (c) the Underwriters shall decline to purchase the ADSs for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the ADSs, and upon demand the Company shall pay the full amount thereof to SG Cowen. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

          10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase ADSs hereunder and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of ADSs underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of ADSs with respect to which such default or defaults occur is more than ten percent (10%) of the total number of ADSs underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such ADSs by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

          If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the ADSs of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statements, the ADS Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statements, the ADS Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of ADSs to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 and except the provisions of Section 7 shall not terminate and shall remain in effect.

          11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties.

          12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the ADSs.

          13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a   if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Securities Corporation
          Attention: Annette Grimaldi (Fax: 212-278-4287);

               (b   if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Gemini Genomics plc Attention: Roger Dickinson (Fax: 011-44-122-343-5319);

PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

               14.  DEFINITION OF CERTAIN TERMS. For purposes of this Agreement,
(a) "business day" means any day on which the Nasdaq National Market is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

               15. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               16. UNDERWRITERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the "Underwriters' Information" shall mean solely the following information to the extent furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and
(ii) the statements concerning the Underwriters contained in paragraphs 5, 10 and 11 under the heading "Underwriting."

               17. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

               18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

               19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

               20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               21. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

               22. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE; WAIVER; CURRENCY INDEMNITY. (a) To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints CT Corporation (the "Authorized Agent"), as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified its Authorized Agent of such designation and appointment and that its Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company, mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Company arising out of or based on this Agreement or the transactions contemplated hereby may also be instituted by any Underwriter, its officers and employees or any person who controls any Underwriter within the meaning of the Securities Act in the High Court of Justice of England and Wales and the Company expressly accepts the jurisdiction of such court in any such action.

          The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby.

          The provisions of this Section 22(a) are intended to be effective upon the execution of this Agreement without any further action by the Company or any Underwriter and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

               (b   The Company shall indemnify each Underwriter against any
loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which such Underwriter on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Underwriter. If the U.S. dollars so purchased are greater than the amount originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the amount originally due to such Underwriter hereunder. The foregoing shall constitute a separate and independent obligation of the Company, and the Underwriters, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

         If the foregoing is in accordance with your understanding of the agreement between the Company, and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                    Very truly yours,

                    GEMINI GENOMICS PLC

                    By:____________________________
                       Name:
                       Title:

Accepted as of the date
first above written:

SG COWEN SECURITIES CORPORATION
CHASE SECURITIES INC.

          Acting on their own behalf
          and as Representatives of several
          Underwriters referred to in the
          foregoing Agreement.

By: SG COWEN SECURITIES CORPORATION

By:______________________________
   Name:
   Title:

                                   SCHEDULE A


                                    Number of Firm           Number of Optional
                                      ADSs to be                     ADSs
NAME                                  PURCHASED                TO BE PURCHASED
----                                --------------           ------------------

SG Cowen Securities Corporation     -------------            ---------------
Chase Securities Inc.               -------------            ---------------
Total                                   6,000,000                    900,000
                                    =============            ===============

                                   SCHEDULE B

                 [list of shareholders subject to Section 4(i)]

                                    EXHIBIT I

                           [Form of Lock-Up Agreement]

                                                               ________ __, 2000

SG Cowen Securities Corporation
Chase Securities Inc.
As Representatives of the
Several Underwriters
c/o SG Cowen Securities Corporation
Financial Square
New York, New York  10005

     Re: Gemini Ordinary Shares

Ladies and Gentlemen:

     In order to induce SG Cowen Securities Corporation ("SG Cowen") and Chase Securities Inc. (together with SG Cowen, the "Representatives"), to enter into a certain underwriting agreement with Gemini Genomics plc, a company organized under the laws of England and Wales (the "Company"), with respect to the public offering (the "Offering") of American depositary shares ("ADSs") of the Company representing the Company's Ordinary Shares, (pound)0.05 nominal value ("Ordinary Shares", and collectively with the ADSs, "Equity Securities"), the undersigned hereby agrees that for a period of 180 days following the date of the final prospectus (the "Final Prospectus") filed by the Company with the Securities and Exchange Commission in connection with the Offering, the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, grant any contract, option, right or warrant to purchase, purchase any option to sell, or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition, transfer or purchase by any person at any time in the future of) any Equity Securities or other share capital of the Company (including, without limitation, Equity Securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such equity securities, the "Beneficially Owned Securities")) or securities convertible or exercisable or exchangeable for any such securities, or sell or grant options, rights or warrants with respect to any such securities or enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of any such securities, whether any of the foregoing transactions is to be settled by delivery of any such securities, in cash or otherwise.

     Anything contained herein to the contrary notwithstanding, any person to whom Equity Securities or Beneficially Owned Securities are transferred from the undersigned shall be bound by the terms of this Agreement and shall agree in writing to be so bound.

     In addition, the undersigned hereby waives, from the date hereof until the expiration of the 180 day period following the date of the Final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any Equity Securities that are registered in the name of the undersigned or that are Beneficially Owned Securities. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Equity Securities with respect to any such Equity Securities or Beneficially Owned Securities.

                                 [Signatory]

                                 By:___________________________
                                    Name:
                                    Title: